Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus, of our report dated March 31, 2025 with respect to the financial statements of Unicycive Therapeutics, Inc. (Company) as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Grassi & Co, CPAs, P.C.

Grassi & Co., CPAs, P.C.

Jericho, New York

April 1, 2025